SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549

                                  FORM S-8

                           Registration Statement
                                  Under the
                           Securities Act of 1933

                            Slades Ferry Bancorp
           ------------------------------------------------------
           (Exact Name of Registrant as Specified in Its Charter)

            Massachusetts                            04-3061936
  -------------------------------       ------------------------------------
  (State or Other Jurisdiction of       (I.R.S. Employer Identification No.)
   Incorporation Or Organization)

 100 Slades's Ferry Avenue, P.O. Box 390, Somerset, MA 02726 (508) 675-2121
 --------------------------------------------------------------------------
  (Address, Including Zip Code, and Telephone Number, Including Area Code,
                of Registrant's Principal Executive Offices)

                Peter G. Collias, Esq., 84 North Main Street,
                     Fall River, MA 02722 (508) 675-7894
  ------------------------------------------------------------------------
  (Address, Including Zip Code, and Telephone Number, Including Area Code,
                            of Agent For Service)

  ------------------------------------------------------------------------
                               With Copies To:

    Thomas H. Tucker, Esquire, McGowan, Engel, Tucker, Garrett & Schultz, 125 High Street, Suite 2601, Boston, Massachusetts 02110, (617) 951-9980

                       CALCULATION OF REGISTRATION FEE

____________________________________________________________________________________

Title of Each                       Proposed          Proposed
Class of                            Maximum           Maximum           Amount of
Securities to     Amount to be      Offering Price    Aggregate         Registration
be Registered     Registered        Per Unit          Offering Price    Fee
____________________________________________________________________________________


Common Stock       31,000 shares    $ 9.34(1)         $  289,540        $   85.41(1)
$.01 par value

Common Stock      219,000 shares    $17.00(2)         $3,723,000        $1,098.29(2)
$.01 par value

      Total       250,000 shares                      $4,012,540        $1,183.70

--------------------
<F1>  Based upon the exercise price of the options issued on April 4, 1997 in accordance with Rule 457(h)(1).
<F2>  Based upon the price of securities of the same class as determined in accordance with Rule 457(c) for options not yet issued pursuant to
      Rule 457(h)(1).

      This Registration Statement shall become effective upon filing pursuant to Rule 462.

                                   PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the United States Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference into this Registration Statement: (i) the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1997, and (ii) the description of the common stock contained in Registrant's Registration Statement on Form 8-A as the same may be amended.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Plans meeting the requirements of Section 10(a) of the Securities Act.

ITEM 4.  DESCRIPTION OF SECURITIES

The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Section 67 of the Massachusetts Business Corporation Law, indemnification of directors, officers, employees and other agents of a corporation can be provided in the articles of organization or bylaws of the corporation. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification, which undertaking may be accepted without reference to the financial ability of such person to make repayment. Such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation. No indemnification, however, shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation.

Article VI of the Bylaws of the Company contains provisions providing for the indemnification of officers and directors against liabilities incurred in connection with civil or criminal proceedings actually brought or threatened against them. The Company's Bylaws automatically indemnify only the directors and provide that the Board of Directors may indemnify the officers or any person serving at the corporation's request as a trustee or administrator of an employee benefit plan of the Company. Furthermore, the Company's Bylaws contain provisions allowing payment of expenses in advance upon an undertaking repayment by the indemnified party without reference to his ability to repay. The Bylaws provide that no indemnification shall be afforded in situations where it shall have been determined that the person involved was guilty of or liable for wilful misconduct or default or gross negligence and also deny indemnification where the person did not act in good faith in the reasonable belief his action was in the best interests of the Company. In situations where a claim is compromised or settled, indemnification is automatic, unless there is a determination by a court or other tribunal having jurisdiction that the individual did not act in good faith in the reasonable belief that his action was in the best interests of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

None.

ITEM 8.  EXHIBITS

An index of Exhibits appears at page II-5.

ITEM 9.  UNDERTAKINGS

(a)   The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                                 SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Somerset, Commonwealth of Massachusetts, on April 14, 1998.


                            SLADE'S FERRY BANCORP


                                       By  /s/ Kenneth R. Rezendes
                                           --------------------------------
                                           Kenneth R. Rezendes, President

      In accordance with the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/  Thomas B. Almy                    4/14/98
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Thomas B. Almy
Director

/s/  Ralph S. Borges                   4/14/98
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Ralph S. Borges
Senior Vice President/Treasurer, Chief Financial
Officer, Chief Accounting Officer

/s/  James D. Carey                    4/14/98
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James D. Carey
Executive Vice President and Director

/s/  Peter G. Collias                  4/14/98
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Peter G. Collias
Secretary and Clerk

/s/  Donald T. Corrigan                4/14/98
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Donald T. Corrigan
Chairman of the Board and Director

/s/  Melvyn A. Holland                 4/14/98
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Melvyn A. Holland
Director

/s/  William Q. MacLean, Jr.           4/14/98
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William Q. MacLean, Jr.
Director

/s/  Francis A. Macomber               4/14/98
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Francis A. Macomber
Director

/s/  Majed Mouded                      4/14/98
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Majed Mouded, M.D.
Director

/s/  Shaun O'Hearn, Sr.                4/14/98
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Shaun O'Hearn, Sr.
Director

/s/  Lawrence J. Oliveira              4/14/98
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Lawrence J. Oliveira
Director

/s/  Peter Paskowski                   4/14/98
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Peter Paskowski
Director

/s/  Kenneth R. Rezendes               4/14/98
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Kenneth R. Rezendes
President/Chief Executive Officer and Director

/s/  William J. Sullivan               4/14/98
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William J. Sullivan
Director

/s/  Charles Veloza                    4/14/98
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Charles Veloza
Director

/s/  David F. Westgate                 4/14/98
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David F. Westgate
Director



                              INDEX TO EXHIBITS

The following exhibits are included, unless otherwise noted, as being an integral part of this Registration Statement and appear in the Exhibit section of this Registration Statement:

Exhibit No.                     Description                      Page
-----------                     -----------                      ----

5               Opinion Regarding Legality                       E-1

23.1            Consent of Counsel is contained in Exhibit 5

23.2            Consent of Shatswell, MacLeod & Company          E-2